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                                                                                        EXHIBIT 24

                                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David F. Muller with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form S-3 registering up to 2,200,000 shares of the common stock, $.01 par value per share of Summit Technology, Inc., including without limitation, post effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent of any of them, or substitute or substitutes, lawfully does or causes to be done by virtue hereof.

          /s/  JEFFREY A. BERNFELD             Director                      September 19, 1995
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             Jeffrey A. Bernfeld

           /s/  RICHARD F. MILLER              Director                      September 19, 1995
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              Richard F. Miller

             /s/  JOHN A. NORRIS               Director                      September 19, 1995
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               John A. Norris

           /s/  RICHARD M. TRASKOS             Director                      September 19, 1995
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             Richard M. Traskos
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